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                                                                     EX-99.B1(n)

                               NATIONS FUND, INC.

                             ARTICLES SUPPLEMENTARY



              Nations Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: The Board of Directors, pursuant to resolution duly adopted at a special meeting of the Corporation's Board of Directors on February 28, 1996 hereby renames the following one hundred billion (100,000,000,000) shares of the Corporation's two hundred seventy billion (270,000,000,000) shares of authorized common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two hundred and seventy million dollars ($270,000,000.00):

        (a) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Prime Fund is changed to Primary A Shares of Nations Prime Fund;

        (b) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations Prime Fund is changed to Primary B Shares of Nations Prime Fund;

        (c) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Treasury Fund is changed to Primary A Shares of Nations Treasury Fund;

        (d) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations Treasury Fund is changed to Primary B Shares of Nations Treasury Fund;

        (e) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Equity Income Fund is changed to Primary A Shares of Nations Equity Income Fund;

        (f) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations Equity Income Fund is changed to Primary B Shares of Nations Equity Income Fund;

        (g) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations Government Securities Fund is changed to Primary A Shares of Nations Government Securities Fund;


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        (h)     the name of the ten billion  (10,000,000,000)  shares classified as Trust B Shares of Nations Government Securities Fund is changed to Primary B Shares of Nations Government Securities Fund;

        (i) the name of the ten billion (10,000,000,000) shares classified as Trust A Shares of Nations International Equity Fund is changed to Primary A Shares of Nations International Equity Fund; and

        (j) the name of the ten billion (10,000,000,000) shares classified as Trust B Shares of Nations International Equity Fund is changed to Primary B Shares of Nations International Equity Fund.



              The  preferences,  conversion  and other  rights,  voting  powers,
restrictions,   limitations  as  to  dividends,  qualifications  and  terms  and conditions of redemption of such classes of shares have not been changed.

              SECOND: Immediately before the renaming of the one hundred billion (100,000,000,000) shares as set forth in Article FIRST hereto, the Corporation's two hundred seventy billion (270,000,000,000) shares of authorized common stock were classified as follows:

              Ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor B Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor D Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Investor B Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Investor D Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Treasury Fund; zero (0) shares were classified as Investor A Shares of Nations Tax-Exempt Money Market Fund; zero (0) shares were classified as Trust A Shares of Nations Tax-Exempt Money Market Fund; zero (0) shares were classified as Trust B Shares of Nations Tax-Exempt Money Market Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of

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Nations  Government  Securities Fund; ten billion  (10,000,000,000)  shares were classified as Investor N Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified
as  Trust  B  Shares  of  Nations   Government   Securities  Fund;  ten  billion
(10,000,000,000) shares were classified as Investor A Shares of Nations International Equity Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations International Equity Fund; ten billion
(10,000,000,000) shares were classified as Investor N Shares of Nations International Equity Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations International Equity Fund; and ten billion
(10,000,000,000)   shares  were   classified   as  Trust  B  Shares  of  Nations
International Equity Fund.

              THIRD: Following the renaming of the one hundred billion (100,000,000,000) shares as set forth in Article FIRST, the Corporation's two hundred seventy billion (270,000,000,000) shares of authorized common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two hundred seventy million dollars ($270,000,000.00), are classified as follows:

                     (a) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Prime Fund;

                     (b) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Prime Fund;

                     (c) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Prime Fund;

                     (d) ten billion (10,000,000,000) shares are classified as Investor D Shares of Nations Prime Fund;

                     (e) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Prime Fund;

                     (f) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Prime Fund;

                     (g) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Treasury Fund;

                     (h) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Treasury Fund;

                     (i) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Treasury Fund;


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                     (j)    ten billion  (10,000,000,000)  shares are classified
                            as Investor D Shares of Nations Treasury Fund;

                     (ki) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Treasury Fund;

                     (l) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Treasury Fund;

                     (m) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Equity Income Fund;

                     (n) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Equity Income Fund;

                     (o) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations Equity Income Fund;

                     (p) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Equity Income Fund;

                     (q) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Equity Income Fund;

                     (r)    ten billion  (10,000,000,000)  shares are classified
                            as   Investor   A  Shares  of   Nations   Government
                            Securities Fund;

                     (s)    ten billion  (10,000,000,000)  shares are classified
                            as   Investor   C  Shares  of   Nations   Government
                            Securities Fund;

                     (t)    ten billion  (10,000,000,000)  shares are classified
                            as   Investor   N  Shares  of   Nations   Government
                            Securities Fund;

                     (u) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Government Securities Fund;

                     (v) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Government Securities Fund;

                     (w) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Equity Fund;

                     (x) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Equity Fund;


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                     (y)    ten billion  (10,000,000,000)  shares are classified
                            as Investor N Shares of Nations International Equity Fund;

                     (z) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Equity Fund; and

                     (aa) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Equity Fund.

              The summary and restatement of the total outstanding shares of the Corporation's common stock in this Article THIRD has not otherwise changed the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of such classes of shares.

              FOURTH: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

              FIFTH: The Board of Directors of the Corporation has renamed the authorized and existing shares as set forth in Article FIRST hereto pursuant to resolution duly adopted.

              SIXTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.


              IN WITNESS WHEREOF, NATIONS FUND, INC. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 20th day of March, 1996. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                                     NATIONS FUND, INC.



[SEAL]                                               By:    /s/ A. Max Walker
                                                            A. Max Walker
                                                            President

ATTEST:




/s/ Richard H. Blank


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Richard H. Blank, Jr.
Secretary

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